As filed with the Securities and Exchange Commission on November 6, 2009

Registration No. 33-29791

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

Form S-8 Registration Statement No. 33-5111

Form S-8 Registration Statement No. 2-86618

Form S-8 Registration Statement No. 2-91724

Form S-8 Registration Statement No. 33-24013

Form S-8 Registration Statement No. 33-29791

Form S-8 Registration Statement No. 333-144678

Form S-8 Registration Statement No. 333-92424

Form S-8 Registration Statement No. 333-132932

Form S-8 Registration Statement No. 333-118254

Form S-8 Registration Statement No. 333-74585

Form S-8 Registration Statement No. 333-141304

UNDER

THE SECURITIES ACT OF 1933

AMGEN INC.

(Exact name of registrant as specified in its charter)

Delaware	95-3540776
(State of Incorporation)	(I.R.S. Employer Identification No.)

One Amgen Center Drive

Thousand Oaks, California 91320-1799

(805) 447-1000

(Address of principal executive offices, including zip code)

1984 Stock Option Plan

1981 Incentive Stock Option Plan

Nonqualified Stock Option Plan of Amgen Inc.

Amended and Restated 1988 Stock Option Plan of Amgen Inc.

Amended and Restated 1987 Directors’ Stock Option Plan

Amgen Inc. Assumed Ilypsa, Inc. Stock Plan (f/k/a the Ilypsa Inc. 2003 Stock Plan)

Immunex Corporation Stock Option Plan for Nonemployee Directors

Amgen Inc. Amended and Restated 1999 Employee Stock Purchase Plan (f/k/a the Immunex Corporation

1999 Employee Stock Purchase Plan)

Amgen Inc. Profit Sharing 401(k) Plan and Trust (f/k/a the Immunex Corporation Profit Sharing 401(k) Plan

and Trust)

Abgenix, Inc. 1998 Director Option Plan, as amended and restated

Tularik Inc. 1991 Stock Plan, as amended

Tularik Inc. Amended and Restated 1997 Non-Employee Directors’ Stock Option Plan, as amended

Amgen Salary Savings Plan (f/k/a Tularik Salary Savings Plan)

Perlman Nonstatutory Stock Option Agreement

Amgen Limited Sharesave Plan

Amgen Technology Ireland Irish Tax Approved Share Plan

(Full title of the plan)

David J. Scott, Esq.	Copy to:
Senior Vice President, General Counsel	Charles K. Ruck
and Secretary	Latham & Watkins LLP
One Amgen Center Drive	650 Town Center Drive, Suite 2000
Thousand Oaks, California 91320-1799	Costa Mesa, California 92626
(805) 447-1000	(714) 540-1235
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large Accelerated filer	☒	Accelerated filer	☐
Non-Accelerated filer	☐	Smaller reporting company	☐

(Do not check if a smaller reporting company)

EXPLANATORY NOTE / DEREGISTRATION OF UNSOLD SECURITIES

Amgen Inc. (the “Company”) previously registered shares of the Company’s common stock, $0.0001 par value per share, under the following registration statements (the “Registration Statements”) concerning shares issuable under certain employee benefit and equity plans and agreements. The Company is filing these post-effective amendments to the Registration Statements (“Post-Effective Amendments”) in order to deregister any securities registered and unsold under the Registration Statements and to terminate the Registration Statements. The approximate number of unsold shares is set forth below with respect to each Registration Statement. The shares are being removed from registration and the Registration Statements are being terminated because the plans referenced below have now expired or been terminated and all shares that were issuable under the plans have been issued.

Registration No.	Date Filed With the SEC	Name of Equity Plan or Agreement	Number of Shares Originally Registered[1]	Approximate Number of Shares Deregistered[2]
2-91724 33-5111	6/15/84 4/23/86	1984 Stock Option Plan	3,000,000 7,200,000	0 2,502,928
2-86618	9/20/83	1981 Incentive Stock Option Plan and Nonqualified Stock Option Plan of Amgen Inc.	47,987,328	7,815,552
33-24013	8/26/88	Amended and Restated 1988 Stock Option Plan of Amgen Inc.	36,000,000	249,224
33-29791 33-42501	7/6/89 8/28/91	Amended and Restated 1987 Directors’ Stock Option Plan	4,800,000 2,400,000	0 2,112,052
333-144678	7/18/2007	Amgen Inc. Assumed Ilypsa, Inc. Stock Plan (f/k/a the Ilypsa Inc. 2003 Stock Plan)	21,992	3,494
333-92424	7/16/2002	Immunex Corporation Stock Option Plan for Nonemployee Directors	347,880	15,600
		Amgen Inc. Amended and Restated 1999 Employee Stock Purchase Plan (f/k/a the Immunex Corporation 1999 Employee Stock Purchase Plan)	1,298,005	1,251,841
		Amgen Inc. Profit Sharing 401(k) Plan and Trust (f/k/a the Immunex Corporation Profit Sharing 401(k) Plan and Trust)	649,455	432,235
333-132932	4/3/2006	Abgenix, Inc. 1998 Director Option Plan, as amended and restated	89,900	0
333-118254	8/16/2004	Tularik Inc. 1991 Stock Plan, as amended	38,710	4,059
		Tularik Inc. Amended and Restated 1997 Non-Employee Directors’ Stock Option Plan, as amended	90,200	39,689
		Amgen Salary Savings Plan (f/k/a Tularik Salary Savings Plan)	28,664	28,304
		Perlman Nonstatutory Stock Option Agreement	9,020	0
333-74585	3/17/1999	Amgen Limited Sharesave Plan	400,000	372,839
333-141304	3/15/2007	Amgen Technology Ireland Irish Tax Approved Share Plan	600,000	592,168

[1]

The number of shares originally registered have been adjusted as appropriate to reflect the following stock splits effected by the Company: 2 for 1 stock split on August 10, 1990; 3 for 1 stock split on September 10, 1991; 2 for 1 stock split on August 15, 1995; 2 for 1 stock split on February 26, 1999; and 2 for 1 stock split on November 19, 1999.

[2]	A “0” in this column indicates that all shares originally registered under the registration statement were issued.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, the registrant, Amgen Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing these Post-Effective Amendments and has duly caused and authorized the officers whose signatures appear below to sign these Post-Effective Amendments on its behalf by the undersigned, in the City of Thousand Oaks, State of California, on November 6, 2009.

AMGEN INC.

By:	/s/ David J. Scott
David J. Scott
Senior Vice President, General Counsel and Secretary

POWER OF ATTORNEY

Each person whose signature appears below hereby authorizes and appoints Kevin W. Sharer and Robert A. Bradway and David J. Scott as attorneys-in-fact and agents, each acting alone, with full powers of substitution to sign on his behalf, individually and in the capacities stated below, and to file any and all amendments (including these Post-Effective Amendments filed herewith) to the Registration Statements listed herein above, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to those attorneys-in-fact and agents full power and authority to perform any other act on behalf of the undersigned required to be done.

Pursuant to the requirements of the Securities Act of 1933, these Post-Effective Amendments have been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Kevin W. Sharer	Chairman of the Board, Chief Executive Officer and President, and Director (Principal Executive Officer)	November 6, 2009
Kevin W. Sharer

/s/ Robert A. Bradway	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 6, 2009
Robert A. Bradway

/s/ Michael A. Kelly	Vice President, Finance and Chief Accounting Officer (Principal Accounting Officer)	November 6, 2009
Michael A. Kelly

/s/ David Baltimore	Director	November 6, 2009
David Baltimore

/s/ Frank J. Biondi, Jr.	Director	November 6, 2009
Frank J. Biondi, Jr.

/s/ François de Carbonnel	Director	November 6, 2009
François de Carbonnel

/s/ Jerry D. Choate	Director	November 6, 2009
Jerry D. Choate

/s/ Vance D. Coffman	Director	November 6, 2009
Vance D. Coffman

/s/ Frederick W. Gluck	Director	November 6, 2009
Frederick W. Gluck

/s/ Rebecca M. Henderson	Director	November 6, 2009
Rebecca M. Henderson

/s/ Frank C. Herringer	Director	November 6, 2009
Frank C. Herringer

/s/ Gilbert S. Omenn	Director	November 6, 2009
Gilbert S. Omenn

/s/ Judith C. Pelham	Director	November 6, 2009
Judith C. Pelham

/s/ J. Paul Reason	Director	November 6, 2009
J. Paul Reason

/s/ Leonard D. Schaeffer	Director	November 6, 2009
Leonard D. Schaeffer

EXHIBIT INDEX

Exhibit Number	Description
24.1	Power of Attorney (included on signature page)